Exhibit 99.1

Procore Completes Acquisition of Levelset to Simplify Lien Management Workflows for Construction

CARPINTERIA, Calif., Nov. 3, 2021 — Procore Technologies, Inc. (NYSE: PCOR), has completed its acquisition of Levelset, strengthening its position as a leading provider of construction management software. This acquisition will add lien rights management to the Procore platform, enabling Procore to manage complex compliance workflows and improve the payment process in construction. It also presents future growth opportunities for Procore, including capitalizing on the companies’ complementary data assets.

Procore Founder, President and CEO Tooey Courtemanche said, “Getting paid on time should not stand in the way of successfully and efficiently completing projects. With Levelset’s best-in-class team and technology on board, we’ll be able to offer our customers the ability to easily navigate the complex processes that come with securing lien rights and payments.”

“Now that we are officially a part of Procore, we’ll be able to accelerate our mission of reducing the compliance burdens and payment delays for all players involved in a construction project,” said Levelset CEO Scott Wolfe, Jr. “We’re excited to bring unparalleled innovation to one of the most vexing and time-consuming elements in the industry today.”

Courtemanche added, “This acquisition, coupled with our recent acquisition of LaborChart, adds complementary insights to Procore’s robust construction industry dataset. Through the integration of project and labor data, along with risk intelligence, customers can improve the construction process from start to finish.”

Details Regarding the Acquisition

Procore acquired Levelset for a purchase price of approximately $500 million, consisting of approximately $425 million in cash, subject to customary adjustments for working capital, transaction expenses, cash and indebtedness, and approximately $75 million in Procore common stock. Additional details and information about the terms and conditions of the acquisition will be available in a current report on Form 8-K and in Procore’s Quarterly Report on Form 10-Q for the quarter ended on September 30, 2021, in each case to be filed by Procore with the Securities and Exchange Commission, as well as in last month’s announcement.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about Procore and its industry that involve substantial risks and uncertainties. These statements include, but are not limited to, statements regarding the expected benefits of the transaction, management plans relating to the transaction, and statements that address Procore’s expected future business and financial performance. All statements other than statements of historical fact contained in this press release, are forward-looking statements of Procore’s future operating results and financial position, its business strategy and plans, market growth and trends, and objectives for future operations. Forward-looking statements generally relate to future events or Procore’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions that concern Procore’s expectations, strategy, plans or intentions. Important risks and uncertainties that could cause Procore’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks associated with (a) the failure to receive the anticipated benefits from the transaction, including due to Procore’s inability to successfully integrate Levelset into its business, (b) diverting management attention from ongoing business operations, (c) the commencement or outcome of any legal proceedings that may be instituted against Procore or Levelset in connection with the transaction and (d) the effects of the transaction on the combined business, including on operating costs, customer loss and business disruption; (ii) changes in laws and regulations applicable to Procore’s or Levelset’s business model; (iii) changes in market or industry conditions, regulatory environment and receptivity to Procore’s or Levelset’s technology and services; (iv) results of litigation or a security incident; (v) the loss of one or more of Procore’s or Levelset’s key customers or partners; (vi) the impact of COVID-19 on Procore’s or Levelset’s business and results of operations; (vii) changes to Procore’s or Levelset’s abilities to recruit and retain qualified team members; and (viii) the risks described in the other filings Procore makes with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in Procore’s Quarterly Report on Form 10-Q, which should be read in conjunction with its financial results and forward-looking statements. Moreover, Procore operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for Procore to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

All forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Procore undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. Procore may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. Procore’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

About Procore

Procore is a leading provider of construction management software. Over 1 million projects and more than $1 trillion USD in construction volume have run on Procore’s platform. Our platform connects every project stakeholder to solutions we’ve built specifically for the construction industry—for the owner, the general contractor, and the specialty contractor. Procore’s Marketplace has a multitude of partner solutions that integrate seamlessly with our platform, giving construction professionals the freedom to connect with what works best for them. Headquartered in Carpinteria, California, Procore has offices around the globe. Learn more at Procore.com.

Media Contact

Roohi Saeed

press@procore.com

Investor Contact

Matthew Puljiz

ir@procore.com

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